UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 12, 2008 (December 10, 2008)
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32369 (Commission File Number)	98-0204105 (I.R.S. Employer Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 10, 2008, Gasco Energy, Inc. (the “Company”) and certain of its subsidiaries as guarantors (together with the Company, the “Credit Parties”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into that certain Second Amendment to Credit Agreement (the “Second Amendment”), amending that certain Credit Agreement, dated as of March 29, 2006 (as amended by that certain First Amendment thereto, dated as of April 22, 2008, the “Credit Agreement”, and as amended by the Second Amendment, the “Amended Credit Agreement”). Pursuant to the Second Amendment, the Credit Agreement was amended to, among other things, (i) extend the maturity thereof to March 29, 2011, (ii) adjust the interest rate pricing grid, (iii) revise the Leverage Ratio calculation and (iv) add a new Lender.
     The interest rate pricing grid under the Credit Agreement was increased by an incremental 0.25% and the commitment fee was changed to 0.50% of unused commitments from the variable rate under the Credit Agreement. Interest on borrowings under the Amended Credit Agreement accrues at variable interest rates at either a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 1.50% (for periods in which the Company has utilized less than 50% of the borrowing base, currently $45.0 million) to 2.25% (for periods in which the Company has utilized at least 90% of the borrowing base). The alternate base rate is equal to the sum of (i) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1.00% and (ii) an applicable margin that varies from 0.25% (for periods in which the Company has utilized less than 50% of the borrowing base) to 1.00% (for periods in which the Company has utilized at least 90% of the borrowing base). The Company elects the basis of the interest rate at the time of each borrowing under the Amended Credit Agreement. However, under certain circumstances, the Lenders may require the Company to use the non-elected basis in the event that the elected basis does not adequately and fairly reflect the cost of making such loans.
     The Second Amendment also revised the Leverage Ratio covenant of the Company to have Consolidated EBITDAX calculated on a trailing four quarter basis as opposed to an amount equal to four times the Consolidated EBIDAX for the most recent quarter.
     Additionally, Guarantee Bank and Trust Company was added as a Lender to the Credit Agreement and is currently committed for $5.0 million of the $45.0 million borrowing base.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under Item 1.01 hereof is incorporated by reference into this Item 2.03.
     The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On December 11, 2008, the Company issued a press release announcing the execution of the Second Amendment and an operational update, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 of the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:
10.1	Second Amendment to the Credit Agreement, dated as of December 10, 2008, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release dated December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: December 12, 2008	By: Name:	/s/ W. King Grant W. King Grant
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Second Amendment to the Credit Agreement, dated as of December 10, 2008, by and among by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release dated December 11, 2008.